Exhibit 2.02

                               ARTICLES OF MERGER
                                       OF
                            MAUI CAPITAL CORPORATION
                            (a Colorado corporation)
                                       AND
                   CHARTER COMMUNICATIONS INTERNATIONAL, INC.
                             (a Nevada corporation)

     The undersigned officer of the Surviving Corporation to a Plan of Merger submits the following Articles of Merger pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes and Article 7-111-105 of the Colorado Business Corporation Act.

                                    ARTICLE I

                                      Name

         The name and place of incorporation of each constituent corporation is:

     A. MAUI CAPITAL CORPORATION, a Colorado corporation (the "Disappearing Corporation");

     B. CHARTER COMMUNICATIONS INTERNATIONAL, INC., a Nevada corporation (the "Surviving Corporation").

                                   ARTICLE II

                         Adoption of the Plan of Merger

     The respective Boards of Directors of the Surviving Corporation and the Disappearing Corporation have duly and validly adopted the Plan of Merger, containing the information required by Section 78.451 of the Nevada Revised Statutes and Article 7-111-103 of the Colorado Business Corporation Act has been adopted by the board of directors of each corporation that is a party to the merger.

                                   ARTICLE III

                                Outstanding Stock

     On the date of notice of the special meeting called to consider the Plan of Merger, there were outstanding shares of stock in the constituent corporations the numbers and designations of which are as follows:

     A. The Surviving Corporation had one thousand (1,000) outstanding shares of common stock, par value $.00001 per share, each share being entitled to one (1) vote for a total of one thousand (1,000) votes entitled to be cast for or against the Plan of Merger;



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     B.   The  Disappearing  Corporation  had ten million one hundred forty five thousand eight hundred three (10,145,803) outstanding shares of common stock, par value $.00001 per share, each share being entitled to one
          (1) vote for a total of ten million one hundred forty five thousand eight hundred three (10,145,803) votes entitled to be cast for or against the Plan of Merger.

                                   ARTICLE IV

                              Stockholder Approval

     The Plan of Merger was duly submitted to the stockholders of the Surviving Corporation, in accordance with the laws of the State of Nevada, and the stockholders of the Disappearing Corporation in accordance with the laws of the State of Colorado, and approved thereby. The stockholders of the Surviving Corporation cast one thousand (1,000) votes in favor and no (0) votes against the Plan of Merger and the stockholders of the Disappearing Corporation cast five million seven hundred ninety-nine thousand three hundred fifty nine (5,799,359) votes in favor and no (0) votes against the Plan of Merger which votes cast in favor thereof are of a sufficient number for the approval of the Plan of Merger by the constituent corporations.

                                    ARTICLE V

                            Articles of Incorporation
                          of the Surviving Corporation

     The Articles of Incorporation of the Surviving Corporation shall continue as the Articles of Incorporation of the Surviving Corporation in all respects.

                                   ARTICLE VI

                                 Plan of Merger

     A. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit A. The Agreement and Plan of Merger is also on file at the Surviving Corporation's principal place of business at 11200 Westheimer, Suite 615, Houston, Texas 77042.

     B. A copy of the Plan of Merger shall be furnished, on request and without cost, to any stockholder of a corporation which is a party to the merger.

     C. The merger is to be effective immediately upon the filing of these Articles.



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     IN  WITNESS  WHEREOF,  the  undersigned  President  and  Secretary  of  the
Constituent Corporations, execute these Articles of Merger and verify that the statements contained herein are true and complete and are the act and deed of the constituent corporations this the ____ day of ____________________, 1996.

                                            CHARTER COMMUNICATIONS
                                            INTERNATIONAL, INC.

                                            ------------------------------------
                                            Roan L. Scraper, President


                                            ------------------------------------
                                            Anna Sterling, Secretary



                                            MAUI CAPITAL CORPORATION


                                            ------------------------------------
                                            Roan L. Scraper, President


                                            ------------------------------------
                                            Anna Sterling, Secretary




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STATE OF TEXAS                      ss.
                                    ss.
COUNTY OF HARRIS                    ss.


         On   this   ___   day   of   __________________,   1996,   before   me,
______________________, the undersigned officer, personally appeared ROAN L. SCRAPER and ANNA STERLING, known personally to me to be the President and Secretary, respectively, of CHARTER COMMUNICATIONS INTERNATIONAL, INC., and that they, as such officers, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                    ----------------------------------------
                                    Notary Public in and for the
                                    State of T E X A S


STATE OF TEXAS                      ss.
                                    ss.
COUNTY OF HARRIS                    ss.


         On   this   ___   day   of   __________________,   1996,   before   me,
______________________, the undersigned officer, personally appeared ROAN L. SCRAPER and ANNA STERLING, known personally to me to be the President and Secretary, respectively, of MAUI CAPITAL CORPORATION, and that they, as such officers, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                      ----------------------------------------
                                      Notary Public in and for the
                                      State of T E X A S


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